DISTRIBUTION AND CONTRIBUTION AGREEMENT
                     ---------------------------------------

         This Distribution and Contribution Agreement made effective the 23rd day of January, 2003 by and between FuelNation, Inc. a Florida corporation ("Fuel") and William C. Schlecht and FuelNation Travel Center, LLC, a Florida limited company ("Schlecht").

         WHEREAS, Schlecht, owns a 100% membership interest (the "interest") in FuelNation Travel Center, LLC ("FuelNation Travel"); and

         WHEREAS, Schlecht has agreed to stay on as manager of the FuelNation Travel Center, LLC until the completion of the funding of the $100 million dollar secured taxable revenue note and the completion of the construction.

         WHEREAS, the parties desire to provide for the distribution of certain number of Shares to Schlecht in consideration of Schlecht's contributions and other consideration as set forth herein.

         NOW THEREFORE, in consideration of the above premises for other good and valuable consideration, the parties agree as follows:

1. Recitations. The above described recitations are true and correct and incorporated into the terms hereof by this reference.

2. Distribution of Shares. Fuel agrees to cause 100,000 Shares to be distributed to Schlecht during 6 months following the execution of this Agreement.

3. Contribution and Consideration by Schlecht. In consideration of Schlecht's receipt of the Shares as set-forth above, Schlecht agrees to cause FuelNation Travel Center, LLC to assign its Interest to Fuel upon the successful funding of the $100 million dollar secured taxable revenue note and written approval from lender

4. Further Assurances. The parties hereby agree upon the request of the other party at any time each will execute and deliver such other applicable documents and instruments of conveyance and transfer, and to take such other action as may reasonably be required to more effectively to convey, transfer and vest in the other party the full and complete ownership of the Shares or the Interest, as the case may be as contemplated hereby.

5.       Miscellaneous Provisions.

         A. Benefits. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective heirs, legal representatives, successors and assigns hereunder. Each party agrees to take such action, execute and deliver such further and/or documents as reasonably necessary to effectuate and perfect the transactions contemplated herein.

         B. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect any of the remaining legal and enforceable provisions hereof which shall be construed as if such illegal or unenforceable provisions had not been inserted.

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         C.       Notices. All notices, requests, demands and other
                  communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the address of each of the parties set forth above or to such other person and place as any party shall furnish to the other party by like Notice in writing.

         D. Litigation. In the event that any of the parties to this Agreement institutes a lawsuit or other proceeding against any other party or parties to this Agreement to enforce any of their rights hereunder or under any document executed or delivered in connection herewith, the prevailing party in such action shall be entitled to recover from the other party or parties all reasonable costs thereof, including, without limitation, reasonable attorneys' fees and costs (including appeals).

         E. Counterparts/Facsimile Copies. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile executions of this Agreement shall constitute a legal and binding signature.

         F. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. To the extent applicable, venue for any action concerning this Agreement (except for the status of arbitration) shall be Broward County, Florida.

         G. Headings. The headings in the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       FuelNation Inc., a Florida corporation

                                       By: /s/ WILLIAM C. SCHLECHT
                                           -------------------------------------
                                           William C. Schlecht, Secretary

                                           William C. Schlecht, individually


                                       By: /s/ WILLIAM C. SCHLECHT
                                           -------------------------------------
                                           William C. Schlecht


                                       Agreed and Accepted by:
                                       FUELNATION TRAVEL CENTER, LLC

                                       By: /s/ WILLIAM C. SCHLECHT
                                           -------------------------------------
                                           William C. Schlecht

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